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                                                                     EXHIBIT 3.1


                              AMENDED AND MODIFIED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       CORTELCO SYSTEMS PUERTO RICO, INC.


      Sergio Moren, the President, and Francisco Sanchez, the Secretary, hereby certify that:

1. The original name of this corporation is Cortelco Systems Puerto Rico, Inc. and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the Commonwealth of Puerto Rico is March 1, 1999.

2. Sergio Moren is the duly elected and acting President and Francisco Sanchez is the duly elected and acting Secretary of Cortelco Systems Puerto Rico, Inc., a Puerto Rico corporation.

3. The Certificate of Incorporation of this corporation is hereby amended and modified to read as follows:



                                       I.

      The name of this corporation is Cortelco Systems Puerto Rico, Inc. (the "Corporation").

                                       II.


      The address of the registered office of the Corporation in the Commonwealth of Puerto Rico is: 1550 Ponce de Leon Avenue, Suite 100, San Juan Puerto, Rico 00926



      The name of the Corporation's registered agent at said address is Sergio Moren.

                                      III.

      The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Puerto Rico General Corporations Law of 1995 ("PGCL").

                                       IV.

      A. AUTHORIZED STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is 15,000,000 shares. 5,000,000 shares
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shall be Common Stock, each having a par value of $0.01. 10,000,000 shares shall be Preferred Stock, each having a par value of $0.01.

      B. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the PGCL, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       V.

      For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

      A.    BOARD OF DIRECTORS.

            1. POWERS. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors.

            2. NUMBER OF DIRECTORS. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

            3. ELECTION OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following date of this Amended and Modified Certificate of Incorporation, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date of this Amended and Modified Certificate of Incorporation, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date of this Amended and Modified Certificate of Incorporation, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.


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      Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

            4.    REMOVAL OF DIRECTORS.

                  A. Neither the Board of Directors nor any individual director may be removed without cause.

                  B. Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the holders of a majority of the voting power of the corporation entitled to vote at an election of directors.

            5.    VACANCIES.

                  A. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

                  B. If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Puerto Rico Court of First Instance (Superior Part) may, upon application of any stockholder or stockholders holding at least ten percent (l0%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 2911 of the PGCL.

      B.

            1. BYLAW AMENDMENTS. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

            2. ELECTION OF DIRECTORS BY WRITTEN BALLOT. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.


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            3.    ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

            4. NOTICE OF MEETINGS. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                       VI.

      A. DIRECTOR LIABILITY. The liability of the directors for monetary damages resulting from the breach of the directors' fiduciary duties shall be eliminated; provided that this provision does not eliminate or limit the liability of any director for (A) any breach of the duty of loyalty of the director to the corporation or its stockholders; (B) acts or omissions not in good faith, or which involve intentional misconduct or knowing violations of law; (C) under Section 2782 of the PGCL; or (D) any transaction where the director derives an improper personal benefit. The inclusion of this provision shall not eliminate nor limit the liability of the directors for any act or omission occurring prior to the effective date of the provision.

      B. MODIFICATIONS TO INDEMNIFICATION PROVISIONS. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

      A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this
Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

      B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII.

                                      * * *

4. This Amended and Modified Certificate of Incorporation has been duly approved by the Board of Directors of this Corporation.

5. This Amended and Modified Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 2917, 2952 and 2955 of the Puerto Rico


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      General Corporations Law of 1995 by the Board of Directors and the
      stockholders of the Corporation. The total number of outstanding shares entitled to vote or act by written consent was 10,000 shares of Common Stock and no shares of series A Preferred stock. The number of shares voting in favor of the amendment and restatement equaled or exceeded the vote required. Such vote approved this Amended and Modified Certificate of Incorporation by written consent in accordance with Section 2917 of the Puerto Rico General Corporations Law of 1995 and written notice of such was given by the Corporation in accordance with said Section 2917.



      IN WITNESS WHEREOF, Cortelco Systems Puerto Rico, Inc. has entered this Amended and Modified Certificate of Incorporation to be signed by its President and Secretary in San Juan, this February 8, 2002.


                                    CORTELCO SYSTEMS PUERTO RICO, INC.


                                    By: /s/ Sergio Moren
                                       ----------------------
                                    Sergio Moren
                                    President


                                    By: /s/ Francisco Sanchez
                                       ----------------------
                                          Francisco Sanchez
                                          Secretary



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